Exhibit 99.2

NEW SOURCE ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 12, 2013, New Source Energy Partners L.P., a Delaware limited partnership (“NSLP” or the “Partnership”), entered into a contribution agreement (the “MCE Contribution Agreement”) with MCE, LLC, a Delaware limited liability company (“MCE”), and its members and certain related beneficial owners (collectively, the “MCE Owners”). The MCE Owners included Kristian B. Kos (“Mr. Kos”), the President and Chief Executive Officer of New Source Energy GP, LLC, the general partner of the Partnership (the “General Partner”). MCE owned all of the limited partnership interests in MCE LP, a Delaware limited partnership (“MCE LP”), and all of the membership interests in MCE GP, LLC, a Delaware limited liability company (“MCE GP” and, together with MCE LP, the “Acquired Companies”) and the sole general partner of MCE LP. MCE LP is a newly formed entity formed as a holding company for MidCentral Energy Services, LLC, an Oklahoma limited liability company (“MidCentral”). The members of MCE assigned their membership interests in MidCentral to MCE LP effective November 1, 2013. MidCentral is an oilfield services company that specializes in increasing efficiencies and safety in drilling and completion processes, such as the installation and pressure-testing of blowout preventers.
Pursuant to the MCE Contribution Agreement, on November 12, 2013 MCE contributed (the “Contribution”) all of the limited partnership interests in MCE LP and all of the membership interests in MCE GP to the Partnership in exchange for approximately $68.2 million in total consideration, which consisted of approximately $3.8 million in cash, 1,947,033 in Partnership common units, valued at $22.64 per unit (the closing price on November 12, 2013), contingent consideration valued at $6.3 million and Class B Units in MCE LP issued to certain MCE Owners valued at $14.0 million. Of the Partnership common units issued as consideration, 1,847,265 were issued to the MCE Owners in exchange for their equity interests in the Acquired Companies and 99,768 were issued to certain employees of the Acquired Companies under the Partnership's long-term incentive plan. The MCE Contribution Agreement requires the Partnership to issue to the MCE Owners additional Partnership common units in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of the Acquired Companies for the trailing nine month period ending March 31, 2015, less certain adjustments. The Class B Units in MCE LP entitle the holders to receive incentive distributions of cash distributed by MCE LP above specified thresholds in increasing amounts, up to a maximum of 50% at the highest level of incentive distribution.
The effective date of the acquisition of the Acquired Companies for economic purposes was November 1, 2013.
The acquisition of the Acquired Companies will be accounted for as follows. Since Mr. Kos, through his control over the Partnership’s general partner, controls the Partnership and Mr. Kos owned 36% of the equity interest in the Acquired Companies, the Partnership will account for the acquisition as a business combination achieved in stages. The Partnership will initially record the 36% equity interest in the Acquired Companies acquired from Mr. Kos at Mr. Kos’ basis. The acquisition of the remaining 64% of the Acquired Companies will be accounted for as a purchase at fair value. In addition, when recording the acquisition, the Partnership will remeasure the 36% interest acquired from Mr. Kos at its acquisition-date fair value and recognize a corresponding gain of $22.7 million. As such, all assets acquired and liabilities assumed as of the acquisition date will be reflected at fair value. The results of MCE LP's operations will be included in the Partnership's financial statements from the date of acquisition.
The accompanying pro forma condensed consolidated financial statements illustrate the effects of the acquisition and certain other acquisitions on the Partnership's financial position and results of operations. The pro forma condensed consolidated balance sheet as of September 30, 2013 is based on the historical balance sheets of the Partnership and the Acquired Companies as of that date and assumes the acquisitions of the Acquired Companies and certain oil and gas properties acquired on October 4, 2013, previously reported (the "October Acquisition") were completed on that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, reflect the acquisitions of the Acquired Companies, the October Acquisition and the acquisition of certain oil and gas properties acquired on March 29, 2013, previously reported (the "March Acquisition," and collectively with the acquisition of the Acquired Companies and the October Acquisition, the "2013 Acquisitions") and are based on the historical statements of operations of each entity for each respective period. The pro forma condensed consolidated statements of operations assume the 2013 Acquisitions were completed on January 1, 2012.
The unaudited pro forma condensed consolidated financial statements is not indicative of the financial position or results of operations of the Partnership which would have actually occurred if the transactions had occurred at the dates presented or which may be obtained in the future.

The accompanying pro forma condensed consolidated financial statements should be read in connection with the following information:

•	Notes to the unaudited pro forma condensed consolidated financial statements;

•	Our Current Report on Form 8-K filed November 18, 2013, including exhibits thereto;

•	Our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as filed with the SEC;

•
Audited financial statement of MidCentral as of September 30, 2013 and December 31, 2012 and for the nine months ended September 30, 2013 and the year ended December 31, 2012, which are included in Exhibit 99.1 of the NSLP’s Current Report on Form 8-K/A filed January 28, 2014;

•	Audited statements of revenues and direct operating expenses of the March Acquisition, which are included in Exhibit 99.1 of the NSLP’s Current Report on Form 8-K/A filed June 14, 2013; and

•	Audited statements of revenues and direct operating expenses of the October Acquisition, which are included in Exhibit 99.1 of the NSLP’s Current Report on Form 8-K/A filed December 19, 2013;

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2013
(in thousands, except unit data)

	NSLP Historical	October Acquisition (See Note 3)		Acquired Companies Historical	Acquired Companies Pro Forma Adjustments (See Note 2)		Pro Forma
ASSETS
Current assets:
Cash	$258	$—		$1,197	$—		$1,455
Accounts receivable	—	—		3,597	—		3,597
Oil and natural gas sales receivable	7,308	—		—	—		7,308
Oil and natural gas sales receivable-related parties	1,145	—		—	—		1,145
Other current assets	603	—		1,053	—		1,656
Total current assets	9,314	—		5,847	—		15,161

Property and equipment, net	—	—		7,278	543	(a)	7,821
Proved oil and natural gas properties, net	138,688	15,188	(a)	—	—		153,876
Prepaid drilling and completion costs	4,266	—		—	—		4,266
Intangible assets - customer relationships	—	—		—	36,772	(a)	36,772
Goodwill	—	—		—	24,186	(a)	24,186
Other assets	2,313	—		18	—		2,331
Total assets	$154,581	$15,188		$13,143	$61,501		$244,413

LIABILITIES, PARENT NET INVESTMENT AND PARTNERS' CAPITAL:
Current liabilities:
Accounts payable and accrued liabilities	$500	$1,600	(b)	$3,679	$—		$5,779
Accounts payable-related parties	4,510	—		341	—		4,851
Derivative obligations	1,556	—		—	—		1,556
Current maturities of long-term debt	—	—		751	—		751
Total current liabilities	6,566	1,600		4,771	—		12,937
Long-term related party payables	283			—	6,320	(b)	6,603
Credit facility	67,500	5,000	(b)	—	3,781	(c)	76,281
Long-term debt	—	—		1,703	—		1,703
Derivative obligations	238	—		—	—		238
Asset retirement obligation	3,059	166	(a)	—	—		3,225
Total liabilities	77,646	6,766		6,474	10,101		100,987
Partners' capital:
Total New Source Energy Partners' equity	76,935	8,422	(b)	6,669	(6,669)	(e)	129,438
					41,822	(d)
					2,259	(g)
Non-controlling interest	—	—		—	13,988	(f)	13,988
Total partners' capital	76,935	8,422		6,669	51,400		143,426
Total liabilities, parent net investment and partners' capital	$154,581	$15,188		$13,143	$61,501		$244,413
The accompanying Notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012
(In thousands)

	NSLP Historical	March Acquisition Historical	October Acquisition Historical	Acquired Companies Historical	March and October Acquisition Pro Forma Adjustments (See Note 3)		Acquired Companies Pro Forma Adjustments (See Note 2)		Pro Forma
REVENUES
Oil sales	$5,570	$3,802	$5,660	$—	$—		$—		$15,032
Natural gas liquids (NGL) sales	23,996	6,057	1,177	—	—		—		31,230
Natural gas sales	6,030	2,089	1,491	—	—		—		9,610
Service and rentals	—	—	—	11,727	—		—		11,727
Total revenues	35,596	11,948	8,328	11,727	—		—		67,599
OPERATING COSTS AND EXPENSES
Oil and natural gas production expenses	6,217	5,128	3,700	—	—		—		15,045
Oil and natural gas production taxes	1,144	504	417	—	—		—		2,065
Cost of providing service and rentals	—	—	—	6,948	—		—		6,948
General and administrative	12,660	—	—	5,706	—		753	(g)	19,119
Depreciation, depletion and amortization	14,409	—	—	473	7,111	(c)	12,957	(h)	34,950
Accretion expense	116	—	—	—	—		—		116
Gain on disposal of fixed assets	—	—	—	(48)	—		—		(48)
Total operating costs and expenses	34,546	5,632	4,117	13,079	7,111		13,710		78,195
Operating income (loss)	1,050	6,316	4,211	(1,352)	(7,111)		(13,710)		(10,596)
OTHER INCOME (EXPENSE)
Interest expense	(3,202)	—	—	(184)	(279)	(d)	(125)	(i)	(3,790)
Realized and unrealized gain (loss) from derivatives, net	7,057	—	—	—	—		—		7,057
Other income and expense	—	—	—	12	—		—		12
Income (loss) before income taxes	4,905	6,316	4,211	(1,524)	(7,390)		(13,835)		(7,317)
Income tax expense	1,796	—	—	—	—		—		1,796
Income (loss) from continuing operations	$3,109	$6,316	$4,211	$(1,524)	$(7,390)		$(13,835)		$(9,113)
The accompanying Notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2013
(In thousands, except unit data)

	NSLP Historical	March Acquisition Historical	October Acquisition Historical	Acquired Companies Historical	March and October Acquisition Pro Forma Adjustments (See Note 3)		Acquired Companies Pro Forma Adjustments (See Note 2)		Pro Forma
REVENUES
Oil sales	$4,879	$669	$3,044	$—	$—		$—		$8,592
Natural gas liquids (NGL) sales	20,530	1,394	586	—	—		—		22,510
Natural gas sales	7,031	576	1,056	—	—		—		8,663
Service and rentals	—	—	—	17,042	—		—		17,042
Total revenues	32,440	2,639	4,686	17,042	—		—		56,807
OPERATING COSTS AND EXPENSES
Oil and natural gas production expenses	8,702	1,275	3,496	—	—		—		13,473
Oil and natural gas production taxes	1,996	131	298	—	—		—		2,425
Cost of providing service and rentals	—	—	—	8,840	—		—		8,840
General and administrative	11,452	—	—	4,657	—		565	(g)	16,674
Depreciation, depletion and amortization	11,686	—	—	676	3,348	(c)	6,960	(j)	22,670
Accretion expense	145	—	—	—	—		—		145
Gain (loss) on disposal of fixed asset	—	—	—	(21)	—		—		(21)
Total operating costs and expenses	33,981	1,406	3,794	14,152	3,348		7,525		64,206
Operating income (loss)	(1,541)	1,233	892	2,890	(3,348)		(7,525)		(7,399)
OTHER INCOME (EXPENSE)
Interest expense	(3,220)	—	—	(335)	(209)	(d)	(94)	(k)	(3,858)
Realized and unrealized gain (loss) from derivatives, net	(2,597)	—	—	—	—		—		(2,597)
Other income and expenses	—	—	—	—	—		—		—
Income (loss) before income taxes	(7,358)	1,233	892	2,555	(3,557)		(7,619)		(13,854)
Income tax benefit	12,126	—	—	—	—		—		12,126
Income (loss) from continuing operations	$4,768	$1,233	$892	$2,555	$(3,557)		$(7,619)		$(1,728)

ALLOCATION OF NET INCOME FOR NINE MONTHS ENDED SEPTEMBER 30, 2013:
Net income (loss)	$4,768	$1,233	$892	$2,555	$(3,557)		$(7,619)		$(1,728)
Net income (loss) prior to purchase of properties from New Source Energy on February 13, 2013	5,303	602	140	193	(560)		(578)		5,100
Net income (loss) subsequent to purchase of properties from New Source Energy on February 13, 2013	(535)	631	752	2,362	(2,997)		(7,041)		(6,828)
Net loss allocable to general partner from February 13, 2013 to September 30, 2013	(29)								(92)
Net loss allocable to subordinated units from February 13, 2013 to September 30, 2013	(430)								(1,313)
Net loss allocable to common units from February 13, 2013 to September 30, 2013	(76)								$(5,423)
Weighted average units outstanding	6,480,439				677,758		1,947,033		9,105,230
Net loss per common unit from February 13, 2013 to September 30, 2013	$(0.01)								$(0.60)
The accompanying Notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

1.	Basis of Presentation:

The financial statements included in this report present an unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations reflecting the pro forma effects of certain transactions, discussed in detail below, entered into by New Source Energy Partners L.P. (“NSLP" or the “Partnership").

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 included in this report gives effect to the Partnership's November 12, 2013 acquisition of all of the limited partnership interests in MCE LP and all of the membership interests in MCE GP, the general partner of MCE LP (the “Acquired Companies”) and the Partnership's October 4, 2013 acquisition (the "October Acquisition") assuming the acquisitions occurred on September 30, 2013 and is derived from the historical consolidated financial statements of the Partnership and the Acquired Companies and reflects the current estimate (which is subject to change) of the purchase price allocation of the Acquired Companies. The effective dates of the acquisition of the Acquired Companies and the October Acquisition were November 1, 2013 and August 1, 2013, respectively.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and nine months ended September 30, 2013, give effect to the Acquired Companies, the Partnership’s March 29, 2013 acquisition (the "March Acquisition") and the October Acquisition (collectively the “2013 Acquisitions”) assuming the 2013 Acquisitions occurred on January 1, 2012 and are derived from the historical financial statements of the Partnership and the 2013 Acquisitions and reflect pro forma adjustments based on assumptions the Partnership has deemed appropriate. Pro forma adjustments for the nine months ended September 30, 2013 with respect to the March Acquisition only reflect the pro forma effects on the period prior to the date of the completion of the March Acquisition.

The related pro forma adjustments are described below. In the opinion of the Partnership's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commission’s (the “SEC”) Regulation S-X, the pro forma condensed consolidated financial statements. No adjustments have been made to reflect pro forma income taxes as the income tax accounts shown are those of the Partnership’s predecessor, a taxable entity, and in February 2013, in connection with its initial public offering, the Partnership became a nontaxable entity. Therefore, such adjustments would not be meaningful.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the 2013 Acquisitions had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and elsewhere in the Partnership's reports and filings with the SEC. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the 2013 Acquisitions reflected therein as filed herewith and in filings on Form 8-K by the Partnership with the SEC.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

2.	Acquired Companies Pro Forma Adjustments

(a)	The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

On November 12, 2013, the Partnership closed the acquisition of the Acquired Companies in exchange for $68.2 million in total consideration, which consisted of approximately $3.8 million in cash, 1,847,265 Partnership common units, valued at $22.64 per common unit, issued to the MCE Owners in exchange for their equity interests in the Acquired Companies, 99,768 Partnership common units, valued at $22.64 per common unit, issued to certain employees of the Acquired Companies under the Partnership’s long-term incentive plan, $6.3 million in contingent consideration and $14.0 million in Class B Units in MCE LP.

The acquisition of the Acquired Companies was accounted for using the acquisition method of accounting. The acquisition method requires (a) determining the acquisition date; (b) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the Acquired Companies; and (c) recognizing and measuring goodwill.

The Partnership used a third-party valuation specialist to assist in determining the fair value (which is subject to change) for both the total consideration, the assets acquired and the liabilities assumed as of the acquisition date. The fair value of the total consideration was allocated to the fair value of the assets acquired, the liabilities assumed and the resulting goodwill. Accordingly, the unaudited pro forma condensed consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. A summary of the preliminary purchase price allocation with the acquisition of the Acquired Companies, as if the transaction occurred on September 30, 2013, is as follows:

Cash Paid	$3,781
Fair value of common units granted (d)	41,822
Common units granted to MCE employees (g)	2,259
Earn-out amount (contingent consideration) (b)	6,320
MCE Class B units granted (f)	13,988
Total fair value consideration transferred	$68,170

Allocated to:
Historical book value of MCE's assets and liabilities	$6,669
Adjustments to recognize tangible and identifiable intangible assets at acquisition-date fair value:
Property and equipment, net	543
Customer relationships	36,772
Total fair value of net assets acquired	$43,984

Excess of consideration transferred over the net amount of assets and liabilities recognized (goodwill)	$24,186

Mr. Kos, through his control over the Partnership’s general partner, controls the Partnership and Mr. Kos owned 36% of the equity interest in the Acquired Companies, the Partnership will account for the acquisition as a business combination achieved in stages. The Partnership will initially record the 36% equity interest in the Acquired Companies acquired from Mr. Kos at Mr. Kos’ basis. The acquisition of the remaining 64% of the Acquired Companies will be accounted for as a purchase at fair value. In addition, when recording the acquisition, the Partnership will remeasure the 36% interest acquired from Mr. Kos at its acquisition-date fair value, and the acquisition-date fair value is reflected in the purchase price calculation shown above. When the Partnership remeasures this interest, it will recognize a gain of approximately $22.7 million. This gain has not been reflected in the accompanying pro forma condensed consolidated statements of operations.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

(b)
The owners of the Acquired Companies are entitled under the MCE Contribution Agreement to receive additional Partnership common units in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of the Acquired Companies for the trailing nine month period ending March 31, 2015, less certain adjustments, as set forth in the MCE Contribution Agreement (the “Contingent Consideration”), which is subject to a $120 million cap on the aggregate total consideration paid for the Acquired Companies.

The contingent consideration was valued at $6.3 million with the assistance of a third-party valuation specialist through the use of a Monte Carlo simulation. A Monte Carlo simulation allows for an open-form approach to allocate value. The simulation generates value based on probability distributions similar to those used under closed-form models and permits more flexibility in the inputs to the calculation. The contingent consideration will be recorded as a liability and adjusted to fair value each reporting period until final settlement, with future periodic changes in the estimated fair value being recorded through the statement of operations.

(c)	To record the pro forma additional line of credit borrowings used to fund the cash portion of the purchase price of $3.8 million.

(d)
The pro forma adjustment represents the fair value of the common units paid as part of the purchase price discussed in footnote "(a)" above. The value of the common units was calculated by multiplying 1,847,265 common units issued by $22.64 per unit, which was the stock price on the acquisition date.

(e)	Represents the acquisition of the Members interest in the Acquired Companies, which would be eliminated on a pro forma combined basis.

(f)
Certain owners of the Acquired Companies were issued Class B Units in MCE LP following acquisition of the acquired properties, which entitle the holders to receive incentive distributions of cash distributed by MCE LP above specified thresholds in increasing amounts, up to a maximum of 50% at the highest level of incentive distribution.

The Class B Units were valued at $14.0 million with the assistance of a third-party valuation specialist through the use of a Monte Carlo simulation. A Monte Carlo simulation allows for an open-form approach to allocate value. The simulation generates value based on probability distributions similar to those used under closed-form models and permits more flexibility in the inputs to the calculation.
The Partnership evaluated whether any incentive distribution rights would have been earned if those Class B Units were outstanding during 2012 or the nine months ended September 30, 2013 for consideration whether any pro forma adjustments need to be made to those periods in the pro forma statements of operations. It was determined that no thresholds were achieved during those periods that would result in cash distributions to the Class B Unit holders. Therefore, no pro forma adjustments were made on the statements of operations for those periods.

(g)
As part of the total consideration, the Partnership issued 99,768 common units, valued at $22.64 per common unit (stock price at date of acquisition), to certain employees of the Acquired Companies, under the Partnership’s long-term incentive plan. If the recipients of the common units do not remain employed by MCE for three years, then they forfeit the units.  The units do not revert to the company, but would be distributed to the former owners of the Acquired Companies. The $2.3 million fair value of the units are included in the consideration transferred for MCE, as the shares do not revert back to the Partnership upon any circumstance. Since this compensation arrangement is funded by unit holders, the compensation will be reflected in the statement of operations over the three-year straight-line vesting period.

(h)	The pro forma adjustment of $13.0 million consists of pro forma depreciation expense of $0.1 million and pro forma amortization expense of $12.9 million for the period ended December 31, 2012.
Pro forma amortization expense relates to the amortization of the intangible asset, Customer Relationships. The amortization of customer relationships should reflect a pattern in which the economic benefits of the assets will be consumed or used up. Pro forma amortization was estimated by using an accelerated method similar to the expected cash flow pattern of the acquired customer relationships, estimated as follows:

:

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

	Customer Relationship Intangible Percentage Amortization	Amortization Amount
Year 1	35%	$12,870
Year 2	25%	9,193
Year 3	15%	5,516
Year 4	10%	3,677
Year 5	5%	1,839
Year 6	5%	1,839
Year 7	5%	1,838
	100%	$36,772

(i)
Represents the incremental interest expense for the pro forma period ended December 31, 2012, related to the pro forma line of credit drawn. The pro forma interest expense was calculated by multiplying the incremental pro forma outstanding line of credit of $3.8 million by 3.3%,which is the approximate variable interest rate on the line of credit.

(j)
The pro forma adjustment of $7.0 million consists of pro forma depreciation expense of $0.1 million and pro forma amortization expense of $6.9 million for the period ended September 30, 2013. The amortization expense of $6.9 million was calculated for the nine months from the "Year 2" column in footnote "(h)."

(k)
Represents the incremental interest expense for the pro forma period ended September 30, 2013, related to the pro forma line of credit drawn. The pro forma interest expense was calculated by multiplying the incremental pro forma outstanding line of credit of $3.8 million by 3.3%,which is the approximate variable interest rate on the line of credit, pro-rated to the nine months ended September 30, 2013.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

3.	Pro Forma Adjustments to reflect the March Acquisition and October Acquisition

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)
On October 4, 2013, the Partnership closed the acquisition of the October Acquisition in exchange for $5.0 million and 414,045 common units pursuant to a contribution agreement dated October 4, 2013 (the “Contribution Agreement”) with Scintilla, LLC, an Oklahoma limited liability company (“Scintilla”). The Partnership also agreed to provide additional consideration to Scintilla in November 2014 if the production attributable to the October Acquisition for the nine-month period ending September 30, 2014 exceeds 383.5 barrels of oil equivalent per day (the "Current Production Average," as defined in the contribution agreement for the October Acquisition "October Contribution Agreement"). As detailed in the October Contribution Agreement, the amount of any such additional consideration will be calculated as the acquisition value of the production increase (applying the same valuation methodology as was used to determine the initial consideration with respect to the Current Production Average) less (i) the capital expenditures incurred attributable to the production growth (including an allowance for the cost of capital for such capital expenditures) and (ii) revenue attributable to any wells that were not producing in paying quantities as of the effective date of the acquisition. The Partnership may satisfy any such additional consideration in cash, common units, or a combination thereof at its discretion. The allocation of purchase price to the fair value of the acquired assets and liabilities assumed was as follows.

(In thousands)
Proved oil and natural gas properties including related equipment	$15,188
Future abandonment costs	(166)
Fair value of net assets acquired	$15,022

To record the acquisition of the October Acquisition.

(b)
To reflect cash paid and common units issued in November 2013 to fund the acquisition of the October Acquisition ($5.0 million plus 414,045 common units valued at $20.34 per unit or $8,421,675, plus $1.6 million of contingent consideration, or $15.0 million). The Partnership’s initial public offering of common units was not completed until after December 31, 2012. Accordingly, no pro forma earnings per common unit are presented for the year ended December 31, 2012.

(c)
To record the incremental depreciation, depletion and amortization using full cost method. Of the $7.1 million adjustment presented in the pro forma statement of operations for the period ended December 31, 2012, $4.2 million represents the adjustment related to the March Acquisition and $2.9 million represents the adjustment made to the October Acquisition. Of the $3.3 million adjustment presented in the pro forma statement of operations for the period ended September 30, 2013, $1.2 million represents the adjustment related to the March Acquisition and $2.1 million represents the adjustment made to the October Acquisition.

(d)
To record the incremental interest expense associated with the $5.0 million borrowing to fund the cash portion of the purchase price paid for the October Acquisition. There was no cash borrowing and no incremental interest expense associated with the March Acquisition.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

4.	Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves for the year ended December 31, 2012, giving effect to the March Acquisition and the October Acquisition of certain oil and gas properties. The acquisition of the Acquired Companies did not affect our proved reserves. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and can change:

	Oil (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	953,430	220,823	446,590	1,620,843
Revisions	(469,630)	(2,670)	(6,457)	(478,757)
Extensions and discoveries	106,400	29,580	—	135,980
Production	(61,010)	(42,093)	(61,963)	(165,066)
Balance, December 31, 2012	529,190	205,640	378,170	1,113,000

	Natural Gas (Mcf)
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	21,605,810	4,350,439	4,516,500	30,472,749
Revisions	1,295,502	(110,770)	(263,118)	921,614
Extensions and discoveries	3,512,130	1,332,730	—	4,844,860
Production	(2,278,342)	(867,759)	(555,872)	(3,701,973)
Balance, December 31, 2012	24,135,100	4,704,640	3,697,510	32,537,250

	NGL (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2011	9,307,940	1,775,981	208,790	11,292,711
Revisions	57,825	(57,140)	(4,008)	(3,323)
Extensions and discoveries	1,049,350	386,350	—	1,435,700
Production	(711,195)	(202,901)	(28,522)	(942,618)
Balance, December 31, 2012	9,703,920	1,902,290	176,260	11,782,470

	December 31, 2012
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
Total Proved Developed Reserves:
Oil (Bbls)	249,140	175,340	255,120	679,600
Natural Gas (Mcf)	11,980,390	3,371,570	2,923,900	18,275,860
NGL (Bbls)	6,182,620	1,515,640	138,390	7,836,650

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except unit data)

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2012, giving effect to the March Acquisition and October Acquisition as if the transactions had occurred on January 1, 2012. The acquisition of the Acquired Companies did not affect our standardized measure. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2012 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of the Partnership's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2012 as well as to the historical statements of revenues and direct operating expenses for the March Acquisition and October Acquisition for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2012
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
	(In thousands)
Future production revenues	$435,670	$95,198	$50,461	581,329
Future costs:
Production	(121,541)	(31,112)	(20,717)	(173,370)
Development	(52,032)	(5,997)	(9,786)	(67,815)
Income tax expense	(85,090)	—	—	(85,090)
10% annual discount for estimated timing of cash flows	(82,746)	(24,425)	(6,616)	(113,787)
Standardized measure of discounted net cash flows	$94,261	$33,664	$13,342	141,267

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year Ended December 31, 2012
	NSLP Historical	March Acquisition	October Acquisition	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(28,235)	$(6,316)	$(4,211)	$(38,762)
Net change in sales prices, net of production costs	(93,618)	(21,383)	1,904	(113,097)
Changes in estimated future development costs	8,350	—	—	8,350
Revisions of previous quantity estimates	(5,833)	—	—	(5,833)
Previously estimated development costs incurred	11,382	—	—	11,382
Extensions and discoveries	8,688	3,627	—	12,315
Changes in income taxes	33,532	—	—	33,532
Other	(8,671)	—	—	(8,671)
Accretion of discount	15,333	5,249	1,423	22,005
Net increase (decrease)	(59,072)	(18,823)	(884)	(78,779)
Standardized measure of discounted future net cash flows:
Beginning of year	153,333	52,487	14,226	220,046
End of year	$94,261	$33,664	$13,342	$141,267